UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SAUL CENTERS, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1833074
(State of incorporation or organization)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1500 Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing 1/100th of a share of 9% Series B Cumulative Redeemable Preferred Stock, par value $.01	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-149463 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Depositary Shares, each representing 1/100th of a share of 9% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, of Saul Centers, Inc. (the “Registrant”) to be registered hereby is included under the sections entitled “Description of Preferred Stock” and “Description of Depositary Shares” in the prospectus dated March 10, 2008 included in the Registrant’s Registration Statement on Form S-3 (No. 333-149463) (the “Base Prospectus”) and in the section entitled “Description of Series B Preferred Stock and Depositary Shares” in the prospectus supplement thereto dated March 20, 2008, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), which Prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this Form 8-A Registration Statement filed with the Securities and Exchange Commission:

3.1	First Amended and Restated Articles of Incorporation of Saul Centers, Inc. filed with the Maryland Department of Assessments and Taxation on August 23, 1994 and filed as Exhibit 3.(a) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 28, 2004 and filed as Exhibit 3.(a) of the June 30, 2004 Quarterly Report of the Company is hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 26, 2006 and filed as Exhibit 3.(a) of the Company’s Current Report on Form 8-K filed May 30, 2006 is hereby incorporated by reference.

3.2	Articles Supplementary Establishing and Fixing the Rights and Preferences of 9% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, dated March 26, 2008.

3.3	Amended and Restated Bylaws of Saul Centers, Inc. as in effect at and after August 24, 1993 and as of August 26, 1993 and filed as Exhibit 3.(b) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Amendment No. 1 to Amended and Restated Bylaws of Saul Centers, Inc. adopted November 29, 2007 and filed as Exhibit 3.(b) of the Company’s Current Report on Form 8-K filed December 3, 2007 is hereby incorporated by reference.

4.1	Form of Deposit Agreement, among the Registrant, Continental Stock Transfer & Trust Company, as Depositary, and the holders of depositary receipts.

4.2	Specimen certificate representing the 9% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Registrant.

4.3

Specimen receipt representing the Depositary Shares, each representing 1/100th of a share of 9% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Registrant (included as part of Exhibit 4.1 above).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Name:	Scott V. Schneider
Title:	Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

Dated: March 26, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amended and Restated Articles of Incorporation of Saul Centers, Inc. filed with the Maryland Department of Assessments and Taxation on August 23, 1994 and filed as Exhibit 3.(a) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 28, 2004 and filed as Exhibit 3.(a) of the June 30, 2004 Quarterly Report of the Company is hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 26, 2006 and filed as Exhibit 3.(a) of the Company’s Current Report on Form 8-K filed May 30, 2006 is hereby incorporated by reference.

3.2	Articles Supplementary Establishing and Fixing the Rights and Preferences of 9% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, dated March 26, 2008.

3.3	Amended and Restated Bylaws of Saul Centers, Inc. as in effect at and after August 24, 1993 and as of August 26, 1993 and filed as Exhibit 3.(b) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Amendment No. 1 to Amended and Restated Bylaws of Saul Centers, Inc. adopted November 29, 2007 and filed as Exhibit 3.(b) of the Company’s Current Report on Form 8-K filed December 3, 2007 is hereby incorporated by reference.

4.1	Form of Deposit Agreement, among the Registrant, Continental Stock Transfer & Trust Company, as Depositary, and the holders of depositary receipts.

4.2	Specimen certificate representing the 9% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Registrant.

4.3	Specimen receipt representing the Depositary Shares, each representing 1/100th of a share of 9% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Registrant (included as part of Exhibit 4.1 above).